EXHIBIT 99.1

FORM OF REVOCABLE PROXY

SAVANNAH ELECTRIC AND POWER COMPANY

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints W. Craig Barrs and Kirby R. Willis, as Proxies, each with the power to appoint his substitute, and hereby authorizes each one or both of them to represent and to vote all of the shares of the 6.00% Series Preferred Stock, Non-Cumulative, par value $25.00 per share, of Savannah Electric and Power Company (“Savannah Electric”), that the undersigned is entitled to vote at the special meeting (the “Special Meeting”) of Savannah Electric shareholders to be held at 10:00 a.m., local time, on May 22, 2006, at the Georgia Power Company Auditorium, located at 241 Ralph McGill Boulevard, N.E., Atlanta, Georgia 30308, and any adjournments thereof, on all matters properly coming before the Special Meeting, including the matters described in the proxy statement/prospectus furnished herewith, subject to any directions indicated below.

The Board of Directors recommends a vote “FOR” Proposal 1.

1.     PROPOSAL TO: Approve the Agreement and Plan of Merger, dated as of December 13, 2005, between Georgia Power Company (“Georgia Power”) and Savannah Electric, and the merger thereunder, pursuant to which, among other things, each outstanding share of Savannah Electric 6.00% Series Preferred Stock, Non-Cumulative, par value $25 per share, will be converted into the right to receive one share of Georgia Power 6 1/8% Series Class A Preferred Stock, Non-Cumulative, par value $25 per share.

FOR	AGAINST	ABSTAIN

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER PROPERLY COMING BEFORE THE SPECIAL MEETING.

Please sign below. When shares are held by joint tenants, all joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

If shares are held by a corporation, an authorized corporate officer should sign in full corporate name. If shares are held by a partnership, an authorized person should sign in partnership name.

DATED:______________________________

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Signature

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Signature if held jointly